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                                 July 31, 1998

National City Corporation
1900 East Ninth Street
Cleveland, Ohio  44114

Re:      National City Corporation 1997 Restricted Stock Plan (the "Plan")

Ladies and Gentlemen:

         I am Assistant General Counsel of National City Corporation ("National City"), a corporation organized under the Delaware General Corporation Law. Certain attorneys of the law department of National City (that department, the "Law Department") have acted as counsel to National City in connection with the Plan. Except as otherwise defined in this opinion letter, each term used in this opinion letter and defined in the Plan shall have, for purposes of this opinion letter, the meaning ascribed to that term in the Plan.

         The Law Department has examined such documents, records, and matters of law as the Law Department has deemed necessary for the purpose of rendering the opinion hereinafter set forth in this opinion letter, and based on that examination, the Law Department is of the opinion that the shares of National City Common Stock, par value $4.00 per share ("National City Common"), which may be issued (in the case of original issue shares) or transferred (in the case of treasury shares) by National City pursuant to any Award which has been granted or which may be granted under the Plan will, when so issued or transferred, as the case may be, be legally issued, fully paid, and non-assessable.

         The Law Department hereby consents to (i) the filing of this opinion letter as Exhibit 5.1 to the registration statement on Form S-8 to be filed by National City in order to effect registration of the shares of National City Common which may be issued or transferred under the Plan and (ii) the reference to certain members of the Law Department under the caption "INTERESTS OF NAMED EXPERTS AND COUNSEL" contained in the aforementioned registration statement.

                                      Very truly yours,


                                      /s/ Carlton E. Langer
                                      -----------------------------------------
                                      National City Corporation Law Department
                                      Carlton E. Langer
                                      Assistant General Counsel